Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290355

Prospectus

105,270,692 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 105,270,692 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Shattuck Labs, Inc. (“Shattuck,” “we,” “our” or the “Company”), a Delaware corporation, consisting of (i) 15,225,158 shares of Common Stock, (ii) 37,410,188 shares of Common Stock issuable upon the exercise of pre-funded warrants with a per share exercise price equal to $0.0001 (the “Pre-Funded Warrants”) and (iii) 52,635,346 shares of Common Stock issuable upon (x) the exercise of common warrants with a per share exercise price of $1.0846 (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”), or, (y) in lieu thereof upon the holder’s election, the exercise of Pre-Funded Warrants issuable upon the exercise of the Common Warrants.

The Shares, the Pre-Funded Warrants and the Common Warrants were acquired by the Selling Stockholders pursuant to a securities purchase agreement by and among the Company and the Selling Stockholders, dated August 4, 2025 (the “Purchase Agreement”). We are registering the resale of the Shares covered by this prospectus as required by a registration rights agreement by and among the Company and the Selling Stockholders, dated August 25, 2025 (the “Registration Rights Agreement”).

We will not receive any of the proceeds from sales by the Selling Stockholders of the Shares. Upon any exercise of the Warrants by payment of cash, however, we will receive the cash exercise price paid by the holders of the Warrants. See “Use of Proceeds” on page 7 of this prospectus.

The Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in a number of different ways and at varying prices. However, our registration of the Shares does not mean that the Selling Stockholders will offer or sell any of the Shares. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” beginning on page 15 of this prospectus. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “STTK.” On September 16, 2025, the last reported sale price of our Common Stock on Nasdaq was $2.14 per share.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.

This prospectus provides you with a general description of the Shares the Selling Stockholders may offer. Each time the Selling Stockholders sell our Shares using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of Shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our Common Stock. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for more information.

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the Selling Stockholders take any responsibility for or provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any prospectus supplement or any sale of Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts contained in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information referred to in the section entitled “Risk Factors” in this prospectus and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports, which is incorporated by reference herein, are forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target,” “forecast” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts and reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus and incorporated by reference herein. Such risks, uncertainties and other important factors include, among others, the following risks, uncertainties and factors:

•	the timing of the initiation, progress, and expected results of our nonclinical studies, our clinical trials, and our research and development programs;

•	our ability to enroll patients in our clinical trials;

•	the costs related to our nonclinical studies, our clinical trials, our research and development programs, and the impact of inflationary pressures on such costs;

•	our ability to retain the continued service of our key executives and to identify, hire, and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, nonclinical studies and clinical trials;

•	the timing or likelihood of regulatory filings and approvals;

•	the commercialization of our product candidates, if approved;

•	our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•	the pricing, coverage, and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, and product candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our technology;

•

our potential need to obtain additional licenses of third-party technology that may not be available to us or are available only on commercially unreasonable terms, and which may cause us to operate our business in a more costly or otherwise adverse manner that was not anticipated;

•	our ability to enter into strategic arrangements and/or collaborations and to realize the potential benefits of such arrangements;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding the market opportunity for our product candidates, if approved;

•	our estimates regarding expenses, capital requirements, and needs for additional financing, and our ability to obtain additional capital;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing product candidates and therapies;

•

economic downturns, inflation, fluctuating interest rates, changes in trade policies including tariffs or other trade restrictions, or the threat of such actions, natural disasters, public health crises such as pandemics, political crises, geopolitical events, or other macroeconomic conditions; and

•	other risks and uncertainties, including those listed or incorporated by reference in “Risk Factors.”

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any accompanying prospectus supplement, information incorporated by reference herein or therein, and any related free-writing prospectus. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained in this prospectus are made as of the date of hereof and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

PROSPECTUS SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our Common Stock. You should carefully read this entire prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” herein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus as well as those contained in the other documents incorporated by reference herein.

Company Overview

We are a biotechnology company specializing in the development of potential treatments for inflammatory and immune-mediated diseases. We are developing a potentially first-in-class antibody for the treatment of inflammatory bowel disease and other inflammatory and immune-mediated diseases. Our expertise in protein engineering and the development of novel tumor necrosis factor receptor therapeutics come together in our lead program, SL-325, which we believe could be a first-in-class death receptor 3 antagonist antibody.

Corporate Information

We were incorporated in 2016 in the State of Delaware. Our principal executive offices are located at 500 W. 5th Street, Suite 1200, Austin, TX 78701 and our telephone number is (512) 900-4690. Our website is www.shattucklabs.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.

THE OFFERING

Pursuant to this prospectus, the Selling Stockholders are offering on a resale basis an aggregate of 105,270,692 Shares held by the Selling Stockholders and issued or issuable pursuant to the Purchase Agreement and the Warrants.

Shares offered by the Selling Stockholders	105,270,692 Shares, consisting of (i) 15,225,158 shares of Common Stock, (ii) 37,410,188 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and (iii) 52,635,346 shares of Common Stock issuable upon (x) the exercise of the Common Warrants, or, (y) in lieu thereof upon the holder’s election, the exercise of Pre-Funded Warrants issuable upon the exercise of the Common Warrants.

Use of proceeds	We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. Upon any exercise of the Warrants by payment of cash, however, we will receive the cash exercise price paid by the holders of the Warrants. See “Use of Proceeds” on page 7 of this prospectus.

Risk factors	You should read the “Risk Factors” section of this prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol	“STTK.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. However, some of the Shares offered hereby are issuable upon the exercise of the Warrants. Upon any exercise of such Warrants for cash, we will receive the cash exercise price paid by the holders of the Warrants. We intend to use those proceeds, if any, for the clinical development of SL-325 and general corporate purposes.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountant.

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Selling Stockholders identified in the table below of up to 105,270,692 Shares, consisting of (i) 15,225,158 shares of Common Stock, (ii) 37,410,188 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and (iii) 52,635,346 shares of Common Stock issuable upon (x) the exercise of the Common Warrants, or, (y) in lieu thereof upon the holder’s election, the exercise of Pre-Funded Warrants issuable upon the exercise of the Common Warrants. The Selling Stockholders may sell some, all or none of the Shares. We do not know how long the Selling Stockholders will hold the Warrants, whether the Selling Stockholders will exercise the Warrants, and upon any such exercise, how long the Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

We have entered into the Registration Rights Agreement with the Selling Stockholders party thereto pursuant to which, among other things, we have provided them with certain registration rights and agreed to pay certain expenses and indemnify them from certain liabilities in connection with this offering. For more information, see our Current Report on Form 8-K filed with the SEC on August 5, 2025.

The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects their holdings as of August 25, 2025, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares of Common Stock over which the Selling Stockholders have sole or shared voting power or investment power as well as any shares that the Selling Stockholders have the right to acquire within 60 days after the date of this table, including the Shares. To our knowledge and subject to applicable community property rules, the Selling Stockholders named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned prior to and after the offering for each Selling Stockholder is based on 63,151,789 shares of our Common Stock actually outstanding as of August 25, 2025, and assumes the exercise in full of all Warrants owned by such Selling Stockholder, but not the Warrants owned by any other Selling Stockholder. We cannot advise as to whether the Selling Stockholders will in fact sell any or all of such Shares. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Under the terms of the Warrants held by the Selling Stockholders, a Selling Stockholder may not exercise its Warrants to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, upon election by such holder, 9.99%) (the “Beneficial Ownership Limitation”) of our then-outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Warrants that have not been exercised. By written notice to the Company, the Selling Stockholders may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.99% specified in such notice; provided, that any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.

The number of shares of Common Stock listed as beneficially owned by the Selling Stockholders in the table below does not reflect the Beneficial Ownership Limitation.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Selling Stockholder	Number of Shares	Percentage of Total Outstanding Common Stock	Number of Shares to be Sold in the Offering	Number of Shares	Percentage of Total Outstanding Common Stock
Entities Affiliated with OrbiMed Advisors LLC (1)	36,879,576	39.35%	36,879,576	—	—
Entities Affiliated with Redmile Group, LLC (2)	16,948,943	22.73%	8,195,460	8,753,483	14.76%
Entities Affiliated with Prosight Management, LP (3)	16,510,563	22.65%	9,732,110	6,778,453	9.30%
Entities Affiliated with Baker Bros. Advisors LP (4)	17,415,356	21.62%	17,415,356	—	—
Adage Capital Partners, L.P. (5)	13,382,678	19.06%	8,707,678	4,675,000	6.66%
Coastlands Capital Partners LP (6)	11,524,868	15.76%	11,524,868	—	—
Entities Affiliated with NEXTBio (7)	7,683,244	11.35%	7,683,244	—	—
Taylor Schreiber, M.D., Ph.D. (8)	3,243,550	5.09%	51,220	3,192,330	5.01%
Delphinium Inc. (9)	2,921,529	4.59%	1,024,432	1,897,097	2.98%
Lennox Investments, LLC - Series 7 (10)	2,631,947	4.10%	2,048,864	583,083	*
683 Capital Partners, LP (11)	1,844,206	2.90%	1,024,432	819,774	1.29%
Red Hook Fund LP (12)	585,328	*	307,328	278,000	*
Andrew R. Neill (13)	539,182	*	128,054	411,128	*
Merus Global Investments, LLC (14)	321,108	*	256,108	65,000	*
Clay Siegall, Ph.D. (15)	294,945	*	256,108	38,837	*
Ahbinav Shukla, Ph.D. (16)	270,444	*	10,244	260,200	*
Stephen Stout (17)	176,465	*	25,610	150,855	*

*	Indicates beneficial ownership of less than 1%.
(1)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 5,255,106 shares of Common Stock, 10,111,384 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 15,366,490 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by OrbiMed Private Investments IX, LP (“OPI IX”) in the private placement and (ii) 1,051,021 shares of Common Stock, 2,022,277 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 3,073,298 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by OrbiMed Genesis Master Fund, L.P. (“Genesis”) in the private placement. OrbiMed Capital GP IX LLC (“GP IX”) is the general partner of OPI IX and OrbiMed Genesis GP LLC (“Genesis GP”) is the general partner of Genesis. OrbiMed Advisors LLC (“Advisors”) is the managing member of GP IX and Genesis GP. By virtue of such relationships, GP IX and Advisors may be deemed to have voting power and investment power over the securities held by OPI IX and Genesis GP and Advisors may be deemed to have voting power and investment power over the securities held by Genesis and as a result, may be deemed to have beneficial ownership over such securities. Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI IX and Genesis.

(2)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i)(x) 456,784 shares of Common Stock previously held by Redmile Capital Fund, L.P. and (y) 549,386 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 549,386 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of

Common Warrants, at the holder’s election) purchased by Redmile Capital Fund, L.P. in the private placement; (ii)(x) 494,932 shares of Common Stock previously held by Redmile Capital Offshore Master Fund, Ltd. and (y) 468,465 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 468,465 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Redmile Capital Offshore Master Fund, Ltd. in the private placement; (iii)(x) 301,022 shares of Common Stock and 1,233,414 shares of Common Stock issuable upon exercise of pre-funded warrants previously held by Redmile Strategic Long Only Trading Sub, Ltd. and (y) 306,231 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 306,231 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Redmile Strategic Long Only Trading Sub, Ltd. in the private placement; (iv)(x) 467,910 shares of Common Stock and 316,997 shares of Common Stock issuable upon the exercise of pre-funded warrants previously held by Redmile Strategic Trading Sub, Ltd. and (y) 315,540 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 315,540 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Redmile Strategic Trading Sub, Ltd. in the private placement; (v)(x) 105,930 shares of Common Stock previously held by RedCo I, L.P. and (y) 409,685 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 409,685 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by RedCo I, L.P. in the private placement, (vi)(x) 3,338,997 shares of Common Stock and 1,550,412 shares of Common Stock issuable upon the exercise of pre-funded warrants previously held by Redmile Biopharma Investments II, L.P. and (y) 2,048,423 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 2,048,423 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Redmile Biopharma Investments II, L.P. in the private placement, (vii) 374,149 shares of Common Stock previously held by Redmile Capital Offshore II Master Fund, Ltd. (collectively, entities listed in (i) to (vii), the “Redmile Funds”) and (viii) options to purchase 112,936 shares of Common Stock, exercisable within 60 days of the date of this table, granted to Mike Lee, a managing director of Redmile Group, LLC (“Redmile”). The Warrants are subject to a Beneficial Ownership Limitation of 9.99%, which does not permit the holders to exercise that portion of the Warrants that would result in the holder and their affiliates owning, after exercise, a number of shares of Common Stock in excess of the Beneficial Ownership Limitation. Redmile is the investment manager/adviser to the Redmile Funds and, in such capacity, exercises voting and investment power over all of the shares held by the Redmile Funds and may be deemed to be the beneficial owner of these shares. Jeremy C. Green serves as the managing member of Redmile and may be deemed to be the beneficial owner of these shares. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Suite D3-300, San Francisco, CA 94129.
(3)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i)(x) 482,397 shares of Common Stock previously held by Prosight Fund, LP (“Prosight Fund”) and (y) 101,144 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 101,144 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Prosight Fund in the private placement, (ii)(x) 1,587,291 shares of Common Stock previously held by Prosight Plus Fund, LP (“Prosight Plus Fund”) and (y) 967,257 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 967,257 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Prosight Plus Fund in the private placement, (iii)(x) 166,850 shares of Common Stock previously held by West Tower Partners, SPC (“West Tower Partners”) and (y) 95,122 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 95,122 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by West Tower Partners in the private placement, (iv)(x) 1,273,100 shares of Common

Stock previously held by Belmont Harbor Master Fund, LP (“Belmont Harbor”) and (y) 750,993 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 750,993 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Belmont Harbor in the private placement and (v)(x) 3,268,815 shares of Common Stock previously held by certain separate managed accounts (collectively, the “Managed Accounts”) and (y) 2,951,539 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 2,951,539 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by the Managed Accounts in the private placement. Each of Prosight Management, LP (“Prosight Management”), Prosight Partners, LLC (“Prosight Partners”) and W. Lawrence Hawkins has shared voting and dispositive power over all of such shares. Prosight Management is the general partner and investment manager of, and may be deemed to indirectly beneficially own securities owned by, Prosight Fund and Prosight Plus Fund. Prosight Management is a sub-advisor for the Managed Accounts and may be deemed to indirectly beneficially own securities owned by the Managed Accounts. Prosight Partners is the general partner of, and may be deemed to beneficially own, securities beneficially owned by Prosight Management. Mr. Hawkins is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, Prosight Partners. Prosight Fund disclaims beneficial ownership of the shares of Common Stock held by each of the Managed Accounts, Prosight Plus Fund and Mr. Hawkins. Prosight Plus Fund disclaims beneficial ownership of the shares of Common Stock held by each of the Managed Accounts, Prosight Fund, and Mr. Hawkins. Mr. Hawkins disclaims beneficial ownership of the shares of Common Stock held by each of the Managed Accounts, Prosight Fund and Prosight Plus Fund. The address for each of the foregoing named reporting persons is c/o Prosight Management, LP, 5956 Sherry Lane, Suite 1365, Dallas, Texas 75225.
(4)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 734,157 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 734,157 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by 667, L.P. (“667”) in the private placement and (ii) 7,973,521 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 7,973,521 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Baker Brothers Life Sciences, L.P. (together with 667, the “Baker Funds”) in the private placement. Pursuant to the terms of the Warrants, the Warrants will be exercisable only to the extent that after giving effect to such exercise the holder thereof and their affiliates would beneficially own no more than 4.99% of the outstanding Common Stock of the Company. However, the Baker Funds may from time to time provide written notice to the Company to increase such beneficial ownership limitation to any other percentage not in excess of 19.99%. Any such change will not be effective until the 61st day after such notice is delivered to the Company. As a result of this restriction, the number of shares of Common Stock that may be issued upon exercise of the Warrants by the Baker Funds may change depending upon changes in the outstanding shares of Common Stock. Baker Bros. Advisors LP (“BBA”) is the management company and investment advisor to the Baker Funds and has sole voting and investment power with respect to these securities. Baker Bros. Advisors (GP) LLC (the “BBA GP”) is the sole general partner of BBA. Julian C. Baker and Felix J. Baker are managing members of the BBA GP. Julian C. Baker, Felix J. Baker, BBA and the BBA GP may be deemed to be beneficial owners of the securities directly held by the Baker Funds. Julian C. Baker, Felix J. Baker, BBA and the BBA GP disclaim beneficial ownership of all securities held by the Baker Funds, except to the extent of their pecuniary interest therein. The business address of BBA, BBA GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014.

(5)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 4,675,000 shares of Common Stock previously held by Adage Capital Partners, L.P. (“Adage”) and (ii) 1,631,127 shares of Common Stock, 2,722,712 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 4,353,839 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election)

purchased in the private placement. The Warrants held by Adage prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Adage, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein.
(6)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 1,571,797 shares of Common Stock, (ii) 4,190,637 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and (iii) 5,762,434 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Coastlands Capital Partners LP (“Coastlands Capital”) in the private placement. The Warrants held by Coastlands Capital prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Coastlands Capital, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. Coastlands Capital LP is the investment adviser to Coastlands Capital and Coastlands Capital GP LLC (“Coastlands GP”) is the general partner of Coastlands Capital. Coastlands Capital LLC (the “General Partner” and together with Coastlands Capital, Coastlands Capital LP and Coastlands GP, the “Coastlands Entities”) is the general partner of Coastlands Capital LP. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group. The Coastlands Entities and Mr. Perry also each disclaim beneficial ownership of the shares of Common Stock except to the extent of such entity or person’s pecuniary interest therein. The address of the Coastlands Entities and Mr. Perry is 601 California St., Suite 1210, San Francisco, CA 94108.

(7)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consists of (i) 1,574,954 shares of Common Stock, 345,858 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 1,920,812 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by NEXTBio Master Fund LP (“NEXTBio Master Fund”) in the private placement and (ii) 1,574,953 shares of Common Stock, 345,857 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants and 1,920,810 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by NEXTBio Evergreen LLC (together with NEXTBio Master Fund, the “NEXTBio Funds”) in the private placement. The Warrants held by the NEXTBio Funds prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the NEXTBio Funds, their affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. NEXTBio Capital Management LP (“NEXTBio”) is the management company and investment advisor to the NEXTBio Funds and has sole voting and investment power with respect to these securities. NEXTBio Capital Management (GP) LLC (the “NEXTBio GP”) is the sole general partner of NEXTBio. Hongbo Lu and Richard Klemm are managing members of the NEXTBio GP, which may be deemed to be beneficial owners of the securities directly held by the NEXTBio Funds. Each such person or entity, as the case may be, disclaims beneficial ownership of all securities held by the NEXTBio Funds, except to the extent of their respective pecuniary interest therein. The address of the individuals and entities referenced in this footnote is 3000 Sand Hill Road, Suite 3-210 Menlo Park, California 94025.

(8)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 71,002 shares of Common Stock directly held by Dr. Schreiber and 2,610,750 shares of Common Stock over which Dr. Schreiber exercises voting and investment power, (ii) 510,578 shares of Common Stock shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date, and (iii) 25,610 shares of Common Stock and 25,610 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Dr. Schreiber in the private placement.

(9)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 1,897,097 shares of Common Stock previously held by Delphinium Inc. (“Delphinium”) and (ii) 512,216 shares of Common

Stock and 512,216 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Delphinium in the private placement. The Warrants held by Delphinium prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the Delphinium, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.90%. John T. Dorrance III is the Director of Delphinium and has voting and investment power over the securities held by Delphinium. The business address of Delphinium is Pictet Bank & Trust Ltd, Bayside Executive Park, Bldg. #1, West Bay Street & Blake Road, Nassau, Bahamas.
(10)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 583,083 shares of Common Stock previously held and (ii) 1,024,432 shares of Common Stock and 1,024,432 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased in the private placement. The Warrants held by Lennox Investments, LLC - Series 7 (“Lennox”) prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the Lennox, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. Richard D. Squires is the 100% owner of Lennox and has voting and investment power over the securities held by Lennox. The business address of Lennox is 3889 Maple Ave., Suite 220, Dallas, TX 75219.

(11)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 819,774 shares of Common Stock previously held by 683 Capital Partners, LP (“683 Capital”) and (ii) 512,216 shares of Common Stock and 512,216 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by 683 Capital in the private placement. The Warrants held by 683 Capital prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of the 683 Capital, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. The shares held by 683 Capital are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital and Mr. Zweiman share voting and dispositive power with respect to the shares held by 683 Capital. The principal address of 683 Capital is 1700 Broadway Suite 4200, New York, NY 10019.

(12)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 278,000 shares of Common Stock previously held by Red Hook Fund LP (“Red Hook Fund”) and (ii) 153,664 shares of Common Stock and 153,664 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Red Hook Fund in the private placement. The Warrants held by Red Hook Fund prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Red Hook, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.99%. Red Hook Asset Management LLC (the “Investment Manager”), a Delaware limited liability company, is the investment advisor to the Red Hook Fund and Red Hook Fund GP LLC (“General Partner”) is the general partner of the Red Hook Fund. Mathew Lazarus and Jeff Lopatin are the managing members of the Investment Manager and the General Partner, and may each be deemed to beneficially own the shares beneficially owned by the Red Hook Fund LP. Mathew Lazarus and Jeff Lopatin each disclaims beneficial ownership of securities beneficially owned by the Red Hook Fund LP. The principal business address of the Red Hook Fund LP is 44 Ball Road, Mountain Lakes, NJ 07046.

(13)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 105,277 shares of Common Stock, (ii) 305,850 shares of Common Stock shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date, and (iii) 64,027 shares of Common Stock and 64,027 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Mr. Neill in the private placement.

(14)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 65,000 shares of Common Stock previously held by Merus Global Investments, LLC (“Merus”) and (ii) 128,054 shares of Common Stock and 128,054 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Merus in the private placement. The Warrants held by Merus prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Merus, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 4.9%. Donald Davenport is the Chief Financial Officer of Merus and has voting and investment power of the securities held by Merus. The business address of Merus is 3 Park Ave., 29th Floor, New York, NY 10016.
(15)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 38,837 shares of Common Stock shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date and (ii) 128,054 shares of Common Stock and 128,054 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Dr. Siegall in the private placement.

(16)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 32,435 shares of Common Stock, (ii) 227,765 shares of Common Stock shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date, and (iii) 5,122 shares of Common Stock and 5,122 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Dr. Shukla in the private placement.

(17)

Shares listed under “Shares Beneficially Owned Prior to the Offering” consist of (i) 22,989 shares of Common Stock, (ii) 127,866 shares of Common Stock shares underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date, and (iii) 12,805 shares of Common Stock and 12,805 shares of Common Stock issuable upon the exercise of Common Warrants (or upon the exercise of Pre-Funded Warrants issuable upon the exercise of Common Warrants, at the holder’s election) purchased by Mr. Stout in the private placement.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares or interests in Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of Shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Pre-Funded Warrants or Common Warrants by payment of cash, however, we will receive the exercise price of such Pre-Funded Warrants or Common Warrants.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the Shares covered by this prospectus and (ii) the date on which the Shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

Certain legal matters relating to the issuance of the Shares offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

EXPERTS

The financial statements of Shattuck Labs, Inc. as of December 31, 2024 and 2023, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.shattucklabs.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March  27, 2025, as subsequently amended on April  30, 2025 and May  1, 2025 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on May 21, 2025 that are incorporated by reference therein);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 1, 2025 and August 14, 2025, respectively;

•	Current Reports on Form 8-K filed with the SEC on July 15, 2025, August 5, 2025 and August 26, 2025; and

•

the description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 2020, including any amendments or reports filed for the purposes of updating this description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information that differs from that contained in this prospectus. Accordingly, neither we nor the Selling Stockholders take any responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

Shattuck Labs, Inc.

105,270,692 Shares of Common Stock

PROSPECTUS

September 26, 2025